EXHIBIT 23.1
                                  ------------


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            ---------------------------------------------------


[The following consent appears on Wolf & Company, P.C. letterhead]




           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement Number 333-59262 (dated April 19, 2001, on Form S-8) and Registration Statement Number 333-59232 (dated April 19, 2001, on Form S-8), of our report dated January 24, 2003, on the consolidated financial statements of Community Bancorp, Inc. and subsidiary, appearing in the Annual Report on Form 10-K of Community Bancorp, Inc. for the year ended December 31, 2002.




/s/ Wolf & Company, P.C.


Boston, Massachusetts
March 21, 2003